Exhibit 10.11

FEDERAL HOME LOAN BANK OF ATLANTA

Executive Long-Term Incentive Plan

January 1, 2006

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As of January 1, 2006

FEDERAL HOME LOAN BANK OF ATLANTA

Executive Long-Term Incentive Plan

PLAN DOCUMENT

1.0	Plan Objectives

1.1	The purpose of the Federal Home Loan Bank of Atlanta Executive Long-Term Incentive Plan (the “Plan”) is to achieve the following objectives:

1.1.1	Promote the achievement of the Bank’s long-term profitability and business goals;

1.1.2	Provide a competitive reward structure for the President and other senior officers;

1.1.3	Promote loyalty and dedication to the Bank and its objectives.

1.2	The Participants, the Base Award Opportunity for each Participant, the Performance Measures, the value of a Performance Unit at the beginning and end of a Performance Period, and other relevant information are set forth in the attached appendices.

2.0	Definitions

When used in this Plan, the words and phrases below shall have the following meanings:

2.1	Bank means the Federal Home Loan Bank of Atlanta.

2.2	Base Award Opportunity, for each Participant, means the percentage of annual base salary used to calculate that Participant’s Final Award during a Performance Period.

2.3	Board means the Bank’s board of directors.

2.4	Final Award, for each Participant, means the amount determined by the Board as payable to that Participant for a Performance Period.

2.5	Human Resources Committee or Committee means the Human Resources Committee of the Board.

2.6	Participant means an employee who participates in the Plan pursuant to Section 3.1.

2.7	Performance Measure means each performance factor that is taken into consideration under the Plan in determining the value of each Participant’s Final Award.

2.8	Performance Period means the period during which Bank performance is measured as set forth in the applicable appendix.

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2.9	Performance Unit means a unit, the value of which shall be determined in accordance with the applicable appendix.

2.10	Plan means this Executive Long-Term Incentive Plan.

2.11	President and Chief Executive Officer means the President and Chief Executive Officer of the Bank.

3.0	Eligibility

3.1	Officers at or above the level of Senior Vice President are automatically eligible for participation in the Plan. Any other Bank employee who is nominated by the President and approved by the Board also may participate in the Plan.

3.2	Notwithstanding the foregoing, due to its unique role and reporting relationship to the Board, the Director of Internal Audit is not eligible for participation in the Plan, but may be eligible for participation in a similar plan administered by the Audit Committee of the Board.

4.0	Base Award Opportunity

4.1	At the beginning of each Performance Period, the Bank shall establish a Base Award Opportunity for each Participant. The Base Award Opportunity shall be equal to a percentage of that Participant’s annual base salary at the beginning of the Performance Period as described in the applicable appendix.

4.2	At the beginning of each Performance Period, the Bank also shall grant to each Participant a number of Performance Units for that Performance Period. The number of Performance Units granted to each Participant shall be determined by dividing the Base Award Opportunity by the value of a Performance Unit at the beginning of a Performance Period as described in the applicable appendix.

5.0	Performance Measures

5.1	The Board shall establish three achievement levels for each Performance Measure:

Minimum	Achievement that reflects the minimum performance necessary to earn an award for the Performance Measure.

Target	Achievement that reflects the budgeted performance for the Performance Measure.

Maximum	Achievement that substantially exceeds the budgeted performance for the Performance Measure.

5.2	At the beginning of each year of a Performance Period, the Human Resources Committee shall recommend to the Board, and the Board shall adopt, the Performance Measures for that year, as well as the achievement levels for each Performance Measure.

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6.0	Final Award Determination

6.1	At the end of each year of a Performance Period, the Board shall determine a Plan Award for each Participant based on the Bank’s achievement of each Performance Measure during that year. The Board shall determine the average of the Plan Awards for each year of the Performance Period to produce a Final Award for each Participant, to be determined according to the formula set forth in the applicable appendix. The Board also may authorize any Participant to receive a discretionary award to recognize extraordinary performance or to address competitive compensation practices within the Bank’s labor market.

6.2	A Participant’s Final Award for a Performance Period equals the number of his or her Performance Units for that Performance Period multiplied by the value of a Performance Unit at the end of the Performance Period as determined in accordance with the applicable appendix.

6.3	As soon as practical after the end of a Performance Period, the Board shall determine a Final Award for each Participant for the Performance Period.

7.0	Administrative Control

7.1	The Bank’s Human Resources Department shall assist, as requested, the Committee and the Board in the administration of the Plan.

7.2	In addition to the authority expressly provided in the Plan, the Board shall have ultimate authority over the Plan. The Committee shall administer the plan, subject to the Board’s authority, and the Committee shall manage the operation and administration of the Plan and shall have all authority necessary to accomplish these purposes, including, but not limited to, the authority to interpret the terms of the Plan, and to decide questions regarding the Plan and to make recommendations to the Board regarding the eligibility of any person to participate in the Plan and to receive awards under the Plan. Unless otherwise determined by the Board, the Committee’s determinations and interpretations regarding the Plan shall be final, binding, and conclusive.

8.0	Miscellaneous Conditions

8.1	Except as provided in Section 8.3, in order to be eligible to receive a Final Award, a Participant must be employed by the Bank on the day the Board authorizes payment of the Participant’s Final Award.

8.2	Any employee of the Bank who is hired, transferred, or promoted into an eligible position during a Performance Period shall be eligible to participate in the Plan beginning on the effective date of the hiring or promotion and shall be eligible to receive a prorated Final Award.

8.3	A Participant who dies or becomes disabled and qualifies for the Bank’s short-term disability benefit or long-term disability benefit during the Performance Period may receive a prorated Final Award. If a Participant’s employment with the Bank terminates for any reason other than death or disability during the Performance Period, the Participant shall not be eligible to receive an award under the Plan.

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8.4	The amount of any prorated award shall be determined by dividing the number of months that an employee was a Participant in the Plan during the Performance Period by the total number of months in the Performance Period and multiplying such quotient by the applicable Final Award.

8.5	Notwithstanding any Plan provision to the contrary, participation in the Plan shall not entitle a Participant to an award.

8.6	The designation of an employee as a Participant in the Plan does not guarantee employment. Nothing in this Plan shall (i) give any employee or Participant any legal or equitable rights against the Bank, except as expressly provided herein or provided by law; (ii) create a contract of employment with any employee or Participant, to obligate the Bank to continue the service of any employee or Participant, or to affect or modify any employee’s or Participant’s term of employment in any way, or (iii) create any right to payment of an award.

8.7	The right of the Bank to discipline or discharge a Participant shall not be affected by reason of any provision of this Plan.

8.8	All Final Awards will be subject to applicable tax withholdings.

8.9	The Board has the right to revise, modify, or terminate the Plan in whole or in part at any time or for any reason, and the right to modify any recommended award amount (including the determination of a lesser award or no award), for any reason, without the consent of any Participant.

8.10	A Participant may not sell, transfer, assign, pledge, or otherwise encumber any anticipated award.

8.11	The Plan shall be construed, regulated and administered in accordance with the laws of the state of Georgia, unless otherwise preempted by the laws of the United States.

8.12	If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such provision had not been included herein.

8.13	If a Participant dies before receiving an award, any amounts determined to be payable under this Plan shall be paid to the Participant’s designated beneficiary, if any, or if none, to the Participant’s estate. The Bank’s determination as to the identity of the proper payee of any amount under this Plan shall be binding and conclusive and payment in accordance with such determination shall constitute a complete discharge of all obligations on account of such amount.

8.14	Any agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Plan that are not contained herein will have no effect or enforceability.

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8.15	Participation in the Plan constitutes acceptance of all the terms and conditions set forth in this Plan document.

END OF PLAN DOCUMENT

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FEDERAL HOME LOAN BANK OF ATLANTA

Executive Long-Term Incentive Plan

APPENDIX

2006 – 2008 Performance Period

Performance Period

The Performance Period described in this Appendix shall be January 1, 2006, through December 31, 2008.

Eligible Participants

Eligible Participants include President and Chief Executive Officer, Executive Vice Presidents, and Senior Vice Presidents, excluding the Director of Internal Audit.

Performance Measures

For 2006, each incentive compensation goal applicable to the relevant Participant under the 2006 Executive Incentive Compensation Plan. For 2007, each incentive compensation goal applicable to the relevant Participant under the 2007 Executive Incentive Compensation Plan. For 2008, each incentive compensation goal applicable to the relevant Participant under the 2008 Executive Incentive Compensation Plan.

Base Award Opportunity

The Base Award Opportunity for each Participant is the percentage of that Participant’s annual base salary on January 1, 2006, as set forth below:

Position	Base Award Opportunity
CEO	30.0%
EVP	25.0%
SVP	20.0%

Initial Value of Performance Unit

The value of a Performance Unit at the beginning of this Performance Period equals $100.

Determination of Performance Units

The number of Performance Units allocated to each Participant shall be determined by multiplying the Participant’s annual base salary on January 1, 2006, by the Participant’s Base Award Opportunity and dividing the product by the initial value of the Performance Unit.

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Determination of Final Award

The Board shall determine the Final Award for each Participant by multiplying the number of Performance Units allocated by the final value of the Performance Units (based on achievement of the Performance Measures described below). The following four steps are used to calculate the Final Award:

1.	Evaluate the Bank’s performance against the Performance Measures for each year of the Performance Period.

2.	For each year in the Performance Period, determine the year-end value of the Performance Unit based on the minimum, target, and maximum achievement levels for each Performance Measure according to the following table, interpolating as appropriate.

	Minimum	Target	Maximum
ROE spread to LIBOR (50% weight)	$25	$50	$83.33
Advances Penetration (50% weight)	$25	$50	$83.33
Total Value	$50	$100	$166.66

3.	Calculate the simple average of the three year-end values of the Performance Unit.

4.	Multiply the final Performance unit value (3-year simple average) by the number of Performance Units to determine Final Award.

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FEDERAL HOME LOAN BANK OF ATLANTA

President’s Long-Term Incentive Plan

APPENDIX

2006 – 2007 Performance Period

Performance Period

The Performance Period described in this Appendix shall be January 1, 2006, through December 31, 2007.

Eligible Participants

Eligible Participants include President and Chief Executive Officer.

Performance Measures

For 2006, each incentive compensation goal applicable to the Participant under the 2006 Executive Incentive Compensation Plan. For 2007, each incentive compensation goal applicable to the Participant under the 2007 Executive Incentive Compensation Plan.

Base Award Opportunity

The Base Award Opportunity for the Participant is the percentage of the Participant’s annual base salary on January 1, 2006, as set forth below:

Position	Base Award Opportunity
CEO	30.0%

Initial Value of Performance Unit

The value of a Performance Unit at the beginning of this Performance Period equals $100.

Determination of Performance Units

The number of Performance Units allocated to the Participant shall be determined by multiplying the Participant’s annual base salary on January 1, 2006, by the Participant’s Base Award Opportunity and dividing the product by the initial value of the Performance Unit.

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Determination of Final Award

The Board shall determine the Final Award for the Participant by multiplying the number of Performance Units allocated by the final value of the Performance Units (based on achievement of the Performance Measures described below). The following four steps are used to calculate the Final Award:

1.	Evaluate the Bank’s performance against the Performance Measures for each year of the Performance Period.

2.	For each year in the Performance Period, determine the year-end value of the Performance Unit based on the minimum, target, and maximum achievement levels for each Performance Measure according to the following table, interpolating as appropriate.

	Minimum	Target	Maximum
ROE spread to LIBOR (50% weight)	$25	$50	$83.33
Advances Penetration (50% weight)	$25	$50	$83.33
Total Value	$50	$100	$166.66

4.	Calculate the simple average of the two year-end values of the Performance Unit.

5.	Multiply the final Performance Unit value (2-year simple average) by the number of Performance Units to determine Final Award.

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